As filed with the Securities and Exchange Commission on May 20, 2008

Registration No. 333–

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERLINE BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		03-0542659 (I.R.S. Employer Identification Number)
____________________
801 West Bay Street Jacksonville, Florida (Address of principal executive office)		32204 (Zip code)

INTERLINE BRANDS, INC. 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

____________________

Thomas J. Tossavainen

Interline Brands, Inc.

801 West Bay Street

Jacksonville, Florida 32204

(Name and address of agent for service)

(904) 421-1400

(Telephone number, including area code, of agent for service)

__________________

Copy to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (2)	2,442,112	$16.10	$ 39,318,003.20	$1,545.20

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)

Represents 2,442,112 shares of Common Stock reserved for issuance under the 2004 Equity Incentive Plan. Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Interline Brand, Inc.’s common stock reported on the New York Stock Exchange on May 13, 2008.

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of additional shares of common stock of Interline Brands, Inc., a Delaware corporation (the “Company”) for issuance pursuant to awards granted under the Interline Brands, Inc. 2004 Equity Incentive Plan, as amended as of May 8, 2008 (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (Registration No. 333-121443) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents and information previously filed with the Securities and Exchange Commission by us are hereby incorporated by reference in this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008;

(c) The Company’s Current Report on Form 8-K filed on May 14, 2008;

(d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 28, 2007; and

(e) The description of the Company’s common stock set forth, or incorporated by reference, in the Company’s Registration Statement on Form 8-A filed pursuant to the Exchange Act on December 13, 2004 and any amendment or report filed for the purpose of updating such description.

All other reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or supersededshall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits

See the Exhibit Index below for a list of Exhibits being filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida, on May 20, 2008.

INTERLINE BRANDS, INC. a Delaware corporation
By:	/s/ Michael J. Grebe
Name: Michael J. Grebe Title: Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Grebe, William E. Sanford and Thomas J. Tossavainen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to intents and purposes as he might do or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on May 20, 2008 by the following persons in the capacities indicated.

Signatures	Title
/s/ Michael J. Grebe	Chairman of the Board and Chief Executive
Michael J. Grebe	Officer (Principal Executive Officer)
/s/ Thomas J. Tossavainen	Chief Financial Officer (Principal Accounting
Thomas J. Tossavainen	Officer and Principal Financial Officer)

/s/ Gideon Argov	Director
Gideon Argov
/s/ Michael E. DeDomenico	Director
Michael E. DeDomenico
/s/ John J. Gavin	Director
John J. Gavin
/s/ Barry J. Goldstein	Director
Barry J. Goldstein
/s/ Ernest K. Jacquet	Director
Ernest K. Jacquet
/s/ Charles W. Santoro	Director
Charles W. Santoro
/s/ Drew T. Sawyer	Director
Drew T. Sawyer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Registration Statement)